Exhibit 99.1

For Immediate Release

Eric Loughmiller

Executive Vice President & Chief Financial Officer

(317) 249-4254

eric.loughmiller@adesa.com

KAR Holdings, Inc. Reports Third Quarter 2008 Results

Carmel, IN, November 13, 2008 — KAR Holdings, Inc. today reported its third quarter financial results for the three months ended September 30, 2008. For the third quarter of 2008, the company reported revenue of $444.6 million as compared with third quarter 2007 revenue of $394.3 million, an increase of 12.8%. Adjusted EBITDA, excluding pro forma adjustments for recent acquisitions and cost savings as defined in the company’s senior credit facility dated April 20, 2007, increased 4.2% to $101.8 million in the third quarter of 2008, as compared with third quarter 2007 adjusted EBITDA of $97.7 million.

For the nine months ended September 30, 2008, the company reported that revenue rose 15.5% to $1,375.2 million as compared with revenue of $1,190.5 million for the combined companies of KAR Holdings, Inc. (“KAR”), ADESA, Inc. (“ADESA”) and Insurance Auto Auctions, Inc. (“IAAI”), for the comparable 2007 period. Adjusted EBITDA, excluding pro forma adjustments for recent acquisitions and cost savings, for the nine months ended September 30, 2008, rose 9.1% to $335.7 million as compared with adjusted EBITDA of $307.8 million for KAR, ADESA and IAAI combined for the comparable 2007 period.

Earnings Conference Call Information

KAR Holdings, Inc. will also be hosting an earnings conference call on Friday, November 14th at 11:00 a.m. EST (10:00 a.m. CST). The call will be hosted by KAR Holdings, Inc.’s Chairman and Chief Executive Officer Brian Clingen and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-877-795-3648 and entering participant passcode 1241757.

A replay of the call will also be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-888-203-1112 and entering conference code 1241757.

About KAR Holdings, Inc.

KAR Holdings, Inc. is the holding company for ADESA, a leading provider of wholesale used vehicle auctions whose operations span North America with 61 used vehicle sites, Insurance Auto Auctions, Inc., the leading North American salvage auto auction company whose operations span North America with 151 sites and Automotive Finance Corporation, a leading capital funding source for the used vehicle industry with 88 sites across North America. For further information on KAR Holdings Inc., ADESA, Insurance Auto Auctions, Inc. or Automotive Finance Corporation, visit the company’s Web site at http://www.karholdingsinc.com.

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KAR Holdings, Inc.

Consolidated Statements of Operations

(In millions) (Unaudited)

	Three Months Ended September 30,
	2008	2007
Operating revenues
ADESA Auction Services	$286.4	$241.4
IAAI Salvage Services	135.4	117.7
AFC	22.8	35.2

Total operating revenues	444.6	394.3

Operating expenses
Cost of services (exclusive of depreciation and amortization)	261.4	221.8
Selling, general and administrative	92.7	82.5
Depreciation and amortization	45.0	39.6
Goodwill and other intangibles impairment	164.4	—

Total operating expenses	563.5	343.9

Operating profit (loss)	(118.9)	50.4

Interest expense	52.1	59.0
Other (income) expense, net	4.1	(3.7)

Loss before income taxes	(175.1)	(4.9)

Income taxes	(5.2)	3.7

Net loss	($169.9)	($8.6)

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KAR Holdings, Inc.

Consolidated Statements of Operations

(In millions) (Unaudited)

		2007
	Nine Months Ended September 30, 2008	April 20 – September 30, 2007 (1)	January 1 – April 19, 2007	January 1 – April 19, 2007
	KAR	KAR	ADESA	IAAI
Operating revenues
ADESA Auction Services	$862.7	$432.3	$325.4	$—
IAAI Salvage Services	426.0	208.4	—	114.8
AFC	86.5	63.7	45.9	—

Total operating revenues	1,375.2	704.4	371.3	114.8

Operating expenses
Cost of services (exclusive of depreciation and amortization)	792.9	391.1	187.3	76.5
Selling, general and administrative	285.2	146.3	85.5	19.5
Depreciation and amortization	137.3	66.8	15.9	7.9
Transaction expenses (2)	—	—	24.8	—
Goodwill and other intangibles impairment	164.4	—	—	—

Total operating expenses	1,379.8	604.2	313.5	103.9

Operating profit (loss)	(4.6)	100.2	57.8	10.9

Interest expense	161.5	104.4	7.8	10.0
Other (income) expense, net	4.9	(6.7)	(1.9)	(0.2)

Income (loss) from continuing operations before income taxes	(171.0)	2.5	51.9	1.1

Income taxes	(4.1)	6.5	24.9	1.5

Income (loss) from continuing operations	(166.9)	(4.0)	27.0	(0.4)

Loss from discontinued operations, net of income taxes	—	—	(0.1)	—

Net income (loss)	($166.9)	($4.0)	$26.9	($0.4)

(1)	KAR Holdings, Inc. was incorporated on November 9, 2006, but had no operations until the consummation of the Merger on April 20, 2007.

(2)	Expenses related to the Merger Agreement between ADESA and a group of private equity funds, consisting of legal and professional fees associated with the Merger, as well as accelerated incentive compensation costs.

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KAR Holdings, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2008	December 31, 2007
Cash and cash equivalents	$201.2	$204.1
Restricted cash	10.6	16.9
Trade receivables, net of allowances	352.8	278.3
Finance receivables, net of allowances	198.7	246.9
Retained interests in finance receivables sold	60.8	71.5
Other current assets	79.7	84.1

Total current assets	903.8	901.8

Goodwill	1,517.3	1,617.6
Customer relationships, net of accumulated amortization	838.7	844.4
Intangible and other assets	384.3	393.8
Property and equipment, net of accumulated depreciation	700.9	773.2

Total assets	$4,345.0	$4,530.8

Current liabilities, excluding current maturities of debt	$537.5	$444.1
Current maturities of debt	—	15.6

Total current liabilities	537.5	459.7

Long-term debt	2,561.0	2,601.1
Other non-current liabilities	413.1	456.4
Stockholders’ equity	833.4	1,013.6

Total liabilities and equity	$4,345.0	$4,530.8

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KAR Holdings, Inc.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA, as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to revenues, net income (loss) or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. The Company calculates Adjusted EBITDA by adjusting EBITDA for the items of income and expense and expected incremental revenue and cost savings as described in the Company’s $1,865 million credit agreement. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal internal measures of performance used by the Company. Management uses the Adjusted EBITDA measure to evaluate the performance of the Company and to evaluate results relative to incentive compensation targets. Adjusted EBITDA per the Credit Agreement adds the pro forma impact of recent acquisitions to Adjusted EBITDA. This measure is used by the Company’s creditors in assessing debt covenant compliance and management believes its inclusion is appropriate to provide additional information to investors about certain covenants required pursuant to the Company’s senior secured credit facility and the notes. EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies. Results for ADESA and IAAI prior to the consummation of the Merger on April 20, 2007 have been combined.

The following table reconciles EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions), (Unaudited)	2008	2007	2008	2007

Net income (loss)	($169.9)	($8.6)	($166.9)	$22.5
Add back: discontinued operations	—	—	—	0.1

Income (loss) from continuing operations	(169.9)	(8.6)	(166.9)	22.6
Add back:
Income taxes	(5.2)	3.7	(4.1)	32.9
Interest expense, net of interest income	51.9	56.3	159.9	116.2
Depreciation and amortization	45.0	39.6	137.3	90.6

EBITDA	(78.2)	91.0	126.2	262.3

Nonrecurring charges	10.2	4.9	28.5	11.8
Nonrecurring transaction charges	—	—	—	24.8
Noncash charges	168.9	0.9	178.3	7.1
Advisory services	0.9	0.9	2.7	1.8

Adjusted EBITDA	$101.8	$97.7	$335.7	$307.8

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KAR Holdings, Inc.

EBITDA and Adjusted EBITDA (Continued)

Certain of the Company’s loan covenant calculations require financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA per the Credit Agreement to net income (loss) for the periods presented:

	Three Months Ended				Twelve Months Ended September 30, 2008
(In millions) (Unaudited)	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008

Net income (loss)	($34.3)	($3.2)	$6.2	($169.9)	($201.2)
Add back:
Income taxes	(16.5)	(3.7)	4.8	(5.2)	(20.6)
Interest expense, net of interest income	56.0	56.8	51.2	51.9	215.9
Depreciation and amortization	59.8	47.3	45.0	45.0	197.1

EBITDA	65.0	97.2	107.2	(78.2)	191.2

Nonrecurring charges	12.4	6.8	11.5	10.2	40.9
Noncash charges	9.5	6.4	3.0	168.9	187.8
Advisory services	0.8	0.9	0.9	0.9	3.5

Adjusted EBITDA	87.7	111.3	122.6	101.8	423.4

Pro forma impact of recent acquisitions	4.1	2.5	—	—	6.6

Adjusted EBITDA per the Credit Agreement	$91.8	$113.8	$122.6	$101.8	$430.0

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